Exhibit 3.5

THE COMPANIES LAW CAP. 113

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

FRONTLINE PLC

Name	1.	The name of the Company is

FRONTLINE PLC

Office	2.	The Registered Office of the Company will be situated in Cyprus. Objects

	3.	The objects for which the Company is established are:

	(1)
To carry on the business of a holding and an investment company with its own funds and for that purpose to acquire and hold either in the name of the Company or in that of any nominee, shares, stocks, debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company wherever incorporated or carrying on business, and debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any government, sovereign ruler, commissioners, public body or authority, supreme, dependent, municipal, local or otherwise in any part of the world by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise whether or not fully paid up and subscribe for the same subject to such terms and conditions as may be thought fit and to undertake and promote the establishment of business in any part of the world and to promote to this effect, the creation of companies, partnerships, joint ventures, branches and in general, all forms of carrying on business.

	(2)
To purchase or in any other manner acquire, possess, work, use, pledge, mortgage, charter, hire, sell, exchange, build and repair any kind of ships, lighters, barges, steam-launches, hovercrafts and any floating crafts or vessels of any power or propulsion and any other means of transport by land, sea and air namely motor-vehicles, aeroplanes etc. and to carry by sea, inland waters, land and air Merchandise, fuel, post, passengers and vehicles and any other articles by means of ships privately owned by the Company or not and other means of transport, to carry out the business of carriers, travel and tourist agents and also to carry out tourist business of any kind and category.

	(3)
To carry on the business of ships managers, shipping agents, agents of aeroplanes and airlines, brokers for freight or cargo as well as for the purchase, sale, chartering of ships or otherwise and also to carry on the business of contractors, forwarding agents, clearing agents, freight forwarders, shippers, lightermen, agents of all kind of shippers or receivers, ship-chandlers, suppliers of ships and other vessels including aircrafts and also to carry on the business of agents of insurance companies for every nature of insurance including marine insurance.

	(4)
To find and place crew on ships and other vessels and also to supply shipping and other enterprises with personnel of any nature and for these purposes to employ, hire and train such crew and personnel for shipping, industrial and other enterprises and to carry on all or any of the business of shipping industrial and other enterprises and personnel consultants as well as to contribute in any way to the further improvement and development of any type of shipping, industrial and other enterprises and to found and establish departments for the management of shipping and other Companies and/or departments of consultants.

(5)
To carry on the business of Classification Societies, Surveyors, Experts, Adjusters and Valuers in relation to ships and vessels of every type and description, including aircrafts as well as in relation to machines, cargoes, merchandise, articles and movable or immovable property of any nature, description or category and to carry out research and to effect reports, and appraisals in relation to the condition, value, ability, destruction, injury and damage in connection to all the above and generally in relation to any subject, matter or thing as it shall be asked by it from any shipowner, charterer, receiver, agent, Protection and Indemnity Association, Classification Society, Government, Registry of ships, Governmental, municipal, local or other authority or organisation person, firm or Company.

(6)
To act as an attorney, trustee, agent and/or in any other capacity for the account of any insurers, Protection and Indemnity Association, classification Societies, Registries of Ships, Governments, Municipal or local authorities or organisation in relation to any matter or subject and to act as an Arbitrator or agent in Arbitrations in relation to any matter; and also to undertake and carry out adjustments of contributions in cases of General or Particular Average and/or Salvage and to undertake and carry out research and prepare reports in relation to the causes, circumstances and extent of accidents, damages, wrecks or other disasters.

(7)	To carry on and generally to trade in every fishing business or undertaking either for the account of the Company or for the account of any other third natural or legal person.

(8)
To purchase or by any other means acquire, possess, work, hire, construct, sell or in any other way dispose of harbours, wharfs, quays, warehouses as well as any other property movable or immovable or mixed related to the abovementioned and also to supply any natural or legal persons with any kind of warehousing accommodation.

(9)
To carry on the business of shipbuilding, repairing or refitting of ships or vessels of any type or description as well as to supply with and install machines, electrical fittings and any kind of equipment on all types of ships and vessels.

(10)
To carry on the business of salvage and towage and also to carry on the undertaking of reloading and towing wrecks, placing and repairing of submarine conduits, pipes, cables, opening of submarine passes, finding and hauling up any kind of articles lost in sea and generally to carry on any nature of submarine business and exploration.

(11)
To insure the vessels, property and interests of the Company against any loss, damages, injuries, dangers and liabilities of any kind and to assign any rights and interests in such an insurance, any freight, chartered freight and/or other profits from the vessels of the Company as well as any other right or interest in all the money and claims for money which are due or shall become due to the Company.

(12)
To carry on either alone or in common with others in any part of the world, either in free zones or bonded areas or elsewhere, the business of commerce, general trade works or business, imports, exports, buying, selling, exchanging or in other way trading of goods, industrial products, agricultural products, minerals and in general products of any kind and denomination, either on a cash basis or on credit, or on hire purchase or against any other consideration and to carry on the business of commission agents or agents or brokers in any kind of trading transactions, for imports, exports, purchases, sales, exchanges of goods, industrial products, building materials, office equipment and supplies, agricultural products, minerals and in general of products of any kind and any denomination.

(13)
To carry on, in any part of the world, activities of business consultants and of management consultants, to industrial or commercial or any other enterprises in general, and to advise on methods of development and improving of such enterprises in the fields of technology, industry and commerce as well as on matters of personnel and administration, introduction of systems or processes of production, storage, distribution, marketing of products and systems of sales and sales' promotion and to undertake research and special studies on all abovementioned matters.

(14)
To provide or secure from others the provision of all and any assistance, services, employment of any nature referring to the business sector which any person, firm, or company wishes in connection with any business exercised by them including the engagement, training and lease of professional, clerical, manual, technical and other personnel, workers and specialised personnel.

(15)
To erect, maintain, work, manage, construct, reconstruct, alter, enlarge, repair, improve, adapt, furnish, decorate, control, pull down, replace any shops, offices, flats, electric or water works, workshops, mills, plants, machinery, warehouses and any other works, buildings, plants, conveniences or structures whatsoever, which the Company may consider desirable for the purposes of its business and to contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof.

(16)
To acquire or possess either by purchase, lease, exchange or otherwise, offices or other property, lodgings, furniture, equipment, components and branches of the same or any objects for the purpose of leasing or renting them or to make them available for use or otherwise by any person, firm or company.

(17)
To carry on and undertake any other business or activity or do any act whatsoever which may seem to the Directors capable of being conveniently or advantageously carried on or done or undertaken in connection with any of the above objects or calculated directly or indirectly to enhance the value of or render more profitable any of the Company's business, property or rights and to undertake any work or business commenced or carried on or performed prior to incorporation and which the Company decides to take over or continue.

(18)
To purchase, accept by way or gift, take on lease or sub-lease or in exchange, or otherwise acquire or possess and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, permits, licences, stock-in-trade, and movable and immovable property of any kind and description (whether mortgaged, charged or not) necessary or convenient for the purposes of or in connection with the Company's business or any branch or department thereof or which may enhance the value of any other property of the Company.

(19)
To improve, manage, control, cultivate, develop, exploit, exchange, let on lease or otherwise grant, mortgage, charge, sell, dispose of, grant as gift, turn to account, grant rights and privileges in respect of the property assets and rights of the Company or in which the Company is interested or otherwise deal with all or any part of this property of the Company and to adopt such means of making known and advertising the business and products of the Company as may seem expedient.

(20)
To manufacture, repair, import, buy, sell, export, let on hire and generally trade or deal in, any kind of accessories, articles, apparatus, plant, machinery, tools, goods, properties, property rights and rights or things of any description, which the Company judges as capable of being used or dealt with in connection with any of its objects.

(21)
To deal in, utilise for building or other purposes, let on lease or sublease or on hire, to assign or grant licence over, charge or mortgage, the whole or any part or parts of the immovable property belonging to the Company or any rights therein or in which the Company is interested on such terms as the Company may on each occasion determine.

(22)
To purchase or otherwise acquire all or any part of the business, assets, property and liabilities of any company, society, partnership or person, formed for all or any of the purposes within the objects of this Company, or constituted for the purpose of carrying on any business which this Company is authorised to carry on or which intend to carry on such business or which possess property suitable for the purposes of the Company and to undertake, conduct and carry on or liquidate and wind up any such business and in consideration for such acquisition to pay in cash, issue shares, undertake any liabilities or acquire any interest in the vendor's business.

(23)
To apply for and take out, purchase or otherwise acquire any designs, trademarks, patents, patent rights or inventions, brevets d' invention, copyright or secret processes, which may be useful for the Company's objects and for this purpose, to grant licences to use the same.

(24)
To pay all costs, charges and expenses incurred or sustained in or about the promotion, formation and establishment of the Company or which the Company shall consider to be in the nature of preliminary expenses or expenses incurred prior to incorporation and with a view to incorporation, including therein professional fees, the cost of advertising, taxes, commissions for underwriting, brokerage, printing and stationery, salaries to employees and other similar expenses and expenses attendant upon the formation and functioning of agencies, local boards or local administration or other bodies, or expenses relating to any business or work carried on or performed prior to incorporation, which the Company decides to take over or continue.

(25)
Upon any issue of shares, debentures or other securities of the Company, to employ brokers, commission agents and underwriters, and to provide for the remuneration of such persons for their services by payment in cash or by the issue of shares, debentures or other securities of the Company, or by the granting of options to take the same, or in any other manner allowed by law.

(26)
To borrow, raise money or secure obligations (whether of the Company or any other person) in such manner and on such terms as may seem expedient, including the issue of debentures, debenture stock (perpetual or terminable), bonds, mortgages or any other securities, founded or based upon all or any of the property and rights of the Company, including its uncalled capital, or without any such security, and upon such terms as to priority or otherwise, as the Company may determine at its discretion on each occasion.

(27)
To give credit and to lend or advance money to any person, firm or company, to guarantee and give guarantees or indemnities for the payment of money or the performance of contracts or obligations by any person, firm or company, to secure or undertake in any way the repayment of money lent or advanced to any person, firm or company or the liabilities incurred by any such person, firm or company and otherwise to assist any person or company as the Company may think fit.

(28)
To issue, sign, accept, indorse, discount, trade in and otherwise negotiate bills of exchange, promissory notes, bills of lading and other negotiable or transferable instruments or securities. To advance and lend money upon such guarantee or security as the Company may think proper or without taking any such guarantee or security therefore.

(29)	To invest the monies of the Company not immediately required in such investments, other than in the shares of this Company, as from time to time may be determined by the Directors.

(30)
To issue or guarantee the issue of or the payment of interest on the issue of shares, debentures, debenture stock or other securities or obligations of any company or association and to pay or provide for brokerage, commission and underwriting in respect or any such issue.

(31)
To acquire by subscription, purchase or otherwise and to accept, take, hold, deal in, convert and sell any kind of shares, stock, debentures or other securities or interest in any other company, society or undertaking whatsoever.

(32)
To issue and allot fully or partly paid shares in the capital of the Company or issue debentures or securities in payment or part payment of any movable or immovable property purchased or otherwise acquired by the Company or any services rendered to the Company and to remunerate in cash or otherwise any person, firm or company rendering services to the Company or grant donations to such persons.

(33)	To establish anywhere in the world branch offices, regional offices, branches, agencies and local boards and for this purpose to regulate and to discontinue the same.

(34)
To provide for the welfare of persons in the employment of the Company (including its officers) or persons formerly in the employment of the Company or its predecessors in business including officers or employees of any subsidiary or associated or allied company of this Company, and the wives, widows, dependants and families of such persons, by grants of money, pensions or other payments, (including payments of insurance premia) and to form, subscribe to, or otherwise aid, any trust, fund or scheme for the benefit of such persons, and any benevolent, religious, scientific, national or other institution or object of any kind, which shall have any moral or other claims to support or aid by the Company by reason of the nature or the type of its operations or otherwise.

(35)
From time to time to subscribe or contribute to any charitable, benevolent, or useful object of a public character, the support of which will, in the opinion of the Company, tend to increase its reputation or popularity among its employees, its customers or the public.

(36)
To enter into and carry into effect any arrangement for joint working in business, union of interests, limiting competition, partnership or for sharing of profits, or for amalgamation, with any other company, partnership or person, carrying on business within the objects of this Company.

(37)
To establish, promote and otherwise assist, any company or companies for the purpose of acquiring any of the property or furthering any of the objects of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

(38)
To apply for, promote, and achieve the passing of any Law, Order, Regulation, By-Law, Decree, Charter, concession, right, privilege, licence or permit for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interest and to enter into and execute any arrangement with any Government or Authority, (supreme, municipal, local or otherwise) that may seem conducive to the Company's objects or any of them.

(39)
To sell, dispose of, mortgage, charge, grant rights or options or transfer the business, property and undertakings of the Company, or any part or parts thereof, for any consideration which the Company may at its discretion accept.

	(40)
To accept stock or shares in, or debentures, mortgage debentures or other securities of any other company in payment or part payment for any services rendered or for any sale made to it by the Company or debt owing to it from any such company.

	(41)
To distribute in specie, in cash or otherwise as may be resolved on each occasion any assets of the Company among its Members and particularly the shares, debentures or other securities of any other company belonging to this Company or which this Company may have the power of disposing.

	(42)
To do all or any of the matters hereby authorised in any part of the world either alone or in conjunction with other companies, firms or persons, either as factor, trustee, principal, sub-contractor or agent of other companies, firms or persons, or through any factors, trustees, sub-contractor or agents.

	(43)	To procure the Company to be registered or recognised in any country or place, to act as secretary, manager, director or treasurer of any other company.

	(44)	Generally, to do all such other things as may appear to the Company to be incidental or conducive to the attainment of the above objects or any of them.

Interpretation
The objects set forth in any sub-clause of this clause shall not be restrictively construed but the widest possible interpretation shall be given thereto, and they shall not, except when the context expressly so requires, be in any way limited to or restricted by reference to or inference from any other object or objects set forth in such sub-clauses or from the provisions of any other sub-clause or marginal title or the name of the Company. The said sub-clauses, the objects therein specified and the powers thereby conferred shall not be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause. The Company may exercise all or any of the powers conferred upon it by one or more of the said sub-clauses and to achieve or to endeavour to achieve all or any of the objects specified therein.

Liability	4.	The liability of the Members is limited.

Capital	5.
The authorised share capital of the Company is USD 600,000,000 (United States Dollars Six Hundred Million) divided into 600,000,000 shares of USD 1 each with power to issue any of the shares in the original or increased share capital with or subject to any preferential, special or qualified rights or conditions as regards dividends, repayment of capital, voting rights or otherwise.

THE COMPANIES LAW, CAP. 113

PUBLIC COMPANY LIMITED BY

SHARES ARTICLES OF

ASSOCIATION

OF FRONTLINE PLC

INTERPRETATION

1. In these Articles: -

"Board or Board of Directors" means the board of directors of the Company.

"Company" means this company, Frontline Plc

"Combination Agreement" means the agreement between the Company and Euronav dated 10th July, 2022.

"Combined Company" means the Company, as a result of the Merger, following Merger Completion.

"Directors" means the directors of the Company or where the context requires, directors of the Company which are present at a meeting of directors which has been duly convened and at which there is a quorum.

"Electronic Register" means an electronic system or register of members relating to Uncertificated Shares for enabling the title to or ownership in those shares to be evidenced and transferred without any certificate, or written instrument, of title (including share certificate) and includes an "overseas register" kept by, or on behalf of, or for, the Company (as the case may be) under or pursuant to sections 114, 115, 116, and 117A of the Law.

"Euronav" means Euronav NV of Belgium with company number BE0860.402.767 at the Crossroads Bank for Enterprises (RLE Antwerp, division Antwerp).

"Euronav Board" means the Supervisory Board of Euronav.

"Euronav Shares" means outstanding shares in Euronav.

"Hemen" means Hemen Holding Limited of Cyprus, with registration number HE87804.

"Listed Company" means a "company admitted to a regulated market" as defined in section 2 of the Law or admitted to an unregulated market; for the purposes of this definition, such admission includes the admission to trading on a Stock Exchange of shares or interests in shares (including instruments or depository receipts (DRs) or other equity or non-equity securities relating to shares) or of debentures.

"Listed Share" means a share in the Company admitted to, quoted, listed or otherwise dealt in, on any Stock Exchange and "Listed Shares" shall be construed accordingly.

"Member" means member of the Company.

"Merger" means the cross border merger of Euronav into the Company, whereby all assets, rights and liabilities of Euronav are transferred from Euronav to the Company, with the Company as the surviving entity and Euronav dissolving without going into liquidation in accordance with the provisions of the Law and the Belgian Code of Companies and Associations (Wetboek van vennootschappen en verenigingen) as amended from time to time in accordance with the terms of the Combination Agreement.

"Merger Completion" means the completion of the Merger in accordance with the terms of the Combination Agreement, as confirmed by any one of the Directors or the Secretary of the Company in writing.

"Office" means the registered office of the Company.

"Person" means both natural and legal person.

"Register" means the register of members of the Company and includes any branch register.

"Representatives" means in relation to any Person, the (managing) directors, officers, managers, employees, agents, consultants, external advisers, auditors and other representatives of such Person and, in the case of a trust, any trustee, settlor or protector of such trust (excluding for the avoidance of doubt any beneficiary of such trust).

"Secretary" means any person appointed to perform the duties of the secretary of the Company and includes an assistant secretary.

"Squeeze Out" means a compulsory acquisition of the remaining Euronav Shares by the Company not held by it following the Tender Offer Settlement in accordance with article 7:82, § 1 of the Belgian Code of Companies and Associations (Wetboek van vennootschappen en verenigingen) as amended from time to time and articles 42 and 43 of the Takeover Decree.

"Stock Exchange" means a recognised, regulated or unregulated stock exchange, investment market, securities exchange or other market including (without prejudice or limitation to the generality of the foregoing) the New York Stock Exchange, the Oslo Stock Exchange and Euronext Brussels.

"Takeover Decree" means the Belgian Royal Decree on public takeovers dated 1 April 2007, as amended from time to time.

"Takeover Law" means the Belgian Law on public takeovers dated 1 April 2007, as amended from time to time.

"Tender Offer" means a voluntary exchange offer by the Company to the shareholders of Euronav for their respective Euronav Shares as well as any re-opening thereof, in accordance with the terms of the Combination Agreement.

"Tender Offer Completion" means if it occurs the settlement pursuant to the Combination Agreement of the initial acceptance period of the Tender Offer on the date that will be announced as the case may be in a press release by Frontline communicating the results of such initial acceptance period.

"Tender Offer Settlement" means Tender Offer Completion and any settlement of any subsequent re-opening or extension of an acceptance period of the Tender Offer.

"the Law" means the Companies Law, Cap. 113 or any law substituting or amending the same.

"the Seal" means the common seal of the Company.

"Uncertificated Share" means a Listed Share with respect to which:

(a)	no certificate has, pursuant to section 78 of the Law, been issued by, or on behalf of, the Company; or
(b)	the certificate has, pursuant to applicable law, been cancelled, repealed or otherwise revoked by the Company,

and, the transfer of legal title to, or ownership in, the Listed Share is not conditional on having a share certificate and "Uncertificated Shares" shall be construed accordingly.

"Written or in writing" means expressions referring to writing, unless the contrary intention appears, and shall be construed as including references to printing, lithography, photography, and other modes of representing or reproducing words in a visible form.

Words suggesting the singular shall be deemed to include the plural and vice versa and words suggesting the masculine gender shall be deemed to include the feminine gender.

Words referring to persons shall be deemed to include companies, entities with or without limited liability other legal persons and the term debenture and debenture holder shall include debenture stock titles and debenture stock holders.

Unless the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Law or any statutory modification thereof in force at the date at which these Articles become binding on the Company.

A reference to a "regulation" is a reference to a regulation of these Articles unless expressly stated otherwise.

PRELIMINARY

2.	Part I of Table "A" in the First Schedule of the Law shall not apply except so far as the same is repeated and embodied in these Articles.

3.
Any branch or nature of business for which there is either an expressed or an implied (by the Memorandum of Association of the Company or by these Articles) authorisation to be undertaken by the Company may be undertaken by the Directors at such time or times as they would deem fit and, furthermore, may remain by the Directors in abeyance, irrespective of whether such branch or nature of business has actually started or not if the Directors would deem fit not to start or not to continue with such branch or nature of business.

SHARE CAPITAL AND VARIATION OF RIGHTS

4.
Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by ordinary resolution determine.

5.
The unissued share(s) proposed to be issued pari passu with existing issued ordinary shares of the Company (the "Proposed Shares") shall be at the disposal of the Board of Directors which may, exercise the powers of the Company to offer, allot, grant options over or grant any right or rights to subscribe for the Proposed Shares, or convert debentures into shares of the Company or otherwise dispose of the Proposed Shares at any time or times and to any Person or Persons, for any consideration or, subject to section 56 of the Law, no consideration, and on such other terms, and subject to such conditions as may be thought expedient, subject to regulation 21 unless such rights of pre-emption have been waived or disapplied.

PROVIDED THAT when the Company is a public company Proposed Shares shall not be issued at a discount; and

PROVIDED THAT NO Proposed Shares shall be issued as a share of the Company liable to be redeemed by the Company at the option of its holder or the Company or otherwise, unless or until the terms and manner of redemption are provided in the Articles.

6.
Subject to the provisions of section 57 of the Law, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the Company are liable to be redeemed on such terms and in such manner as the Company before the issue of the shares may by special resolution determine.

7.
If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of section 70 of the Law, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings shall apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll. The provisions of regulations 80-81 relating to the passing of resolutions in writing by the members shall apply mutatis mutandis.

8.
The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, (unless otherwise expressly provided by the terms of issue of the shares of that class) be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

9.
The Company may exercise the powers of paying commissions conferred by section 52 of the Law, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the said section and the rate of the commission shall not exceed the rate of 10 per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent of such price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

10.
Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as provided by these Articles) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

Notwithstanding the above, but always subject to the provisions of section 112 of the Law, the Company may if it so desires and if it has been notified in writing thereof, recognise the existence of a trust on any share although it may not register the same in the Register of the Company. Such recognition by the Company is made known to the trustees by letter and is irrevocable as long as such trust remains in existence, even though trustees or any of them may be replaced.

11.
Subject to regulations 15 and 16, every person whose name is entered as a member in the Register shall be entitled without payment to receive within two months after date of allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares. Every certificate shall be under the Seal and shall specify the shares to which it relates and the amount paid up thereon. Provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

12.	If a share certificate be spoiled, defaced, lost or destroyed, it may be replaced on such terms (if any) as to evidence as the Directors think fit.

13.
The Company shall not give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding Company nor shall the Company make a loan for any purpose whatsoever on the security of its shares or those of its holding Company, but nothing in this regulation shall prohibit transactions mentioned in the proviso to section 53(1) of the Law.

14.
Insofar and for so long as the Company is a Listed Company, the Electronic Register shall (and shall be deemed for all purposes to) be supplemental to, and otherwise it shall (and be deemed to) form part of, and complement, the Register with respect to the registration, or effect, of any matters in connection with, or affecting, the title to, or ownership in, Uncertificated Shares and/or other shares in the Company including the transfer or holding of legal title to, or ownership in, Uncertificated Shares and/or other shares in the Company (as may be applicable); the Electronic Register shall therefore be deemed to constitute, in pursuance of section 113 of the Law, prima facie evidence of all matters lawfully and properly authorised to be registered or otherwise entered into the Electronic Register.

15.	The Listed Shares may subsist as Uncertificated Shares and, insofar and for so long as the Company is a Listed Company, shares in the Company may be issued, as Uncertificated Shares.

16.
Notwithstanding any other provision of these Articles, no Person becoming the holder of Uncertificated Shares shall be entitled to, and the Company shall not be bound to issue, any share certificate or other certificate of title, or ownership, with respect to Uncertificated Shares.

LIEN

17.
The Company shall have a first and paramount lien on every share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares standing registered in the name of a single person for all moneys for any reason and for any cause whatsoever presently payable by him or his estate to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The Company's right of lien, if any, on a share shall extend to all dividends payable thereon as well as on any capital or other monies which may at any time be payable by the Company to such person.

18.
The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

19.
To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

20.
The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

ISSUE OF SHARES/PRE-EMPTIVE RIGHTS

21.
(a) All additional shares and/or other securities that provide a right to purchase shares of the Company or are convertible into shares of the Company shall, prior to issuance, be first offered to the members in the nearest proportion to the number of shares already held by them at a date prescribed by the Board of Directors of the Company and such offer shall be made by a notice fixing the number (and class) of shares and/or other securities that provide a right to purchase shares of the Company or are convertible into shares of the Company which each member is entitled to be allotted and restricting the time (which shall be not less than 14 days) in which the offer if not accepted, shall be deemed as having been declined and after which time or on receipt of a declaration by the member to whom such a notice is given that he declines to accept the shares offered, the Directors may allot or otherwise dispose the same to such persons and under such conditions as they would deem fit and beneficial to the Company.

(b) The pre-emptive rights of the members as described in regulation 21(a) above shall not apply to shares proposed to be issued other than for cash consideration, however shall apply and have effect mutatis mutandis to any proposed issue for cash of (a) debentures convertible into shares of the Company; and (b) options to subscribe for shares in the Company.

The pre-emptive rights of the members as described in regulation 21(a) above can only be excluded or restricted by way of a resolution of the General Meeting pursuant to sections 60B and 59A of the Law.

(c) This regulation 21 is supplemental to and shall complement (NOT substitute), section 60B of the Law.

CALLS ON SHARES

22.
The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not made payable by the conditions of allotment thereof at fixed times, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

23.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by installments.

24.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

25.
If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 9 per cent per annum as the Directors may determine from time to time, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

26.
Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these regulations be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these regulations as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

27.
The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall, subject always to the provisions of any law in force at the time, otherwise direct) 9 per cent per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

TRANSFER OF SHARES

28.
Subject to such of the restrictions of these Articles as may be applicable, any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve.

29.
Subject to regulation 34(b), the instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register in respect thereof.

30.
The Directors may, independently of any other provision of the Articles, and in addition to their rights under regulation 31 herein below, decline to register the transfer of any share on which the Company has a lien or is not a fully paid-up share.

31.	The Directors may also decline to recognise any instrument of transfer unless:

(a) the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

(b) the instrument of transfer is in respect of only one class of shares.

32.	If the Directors refuse to register a transfer, they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of their refusal.

33.
The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

34.
(a) The Directors shall decline to register the transfer of any share to a Person where the Directors are of the opinion that such transfer may breach any law or requirement of any authority or any market in which the shares are being negotiated until they have received such evidence as they may require to be satisfied that no such breach would occur.

(b) In the event that the shares or other securities or transferrable securities of the Company are being negotiated on a Stock Exchange, the registration of a transfer of shares or debentures of the Company shall be lawful for the Company even if an instrument of transfer is not delivered to the Company or it has been delivered electronically or mechanically provided that the Directors are satisfied that the transfer has taken place in accordance with the law or regulations governing the operation of the relevant Stock Exchange.

(c) No fee shall be charged on the registration of any probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

(d) Notwithstanding regulations 28 - 33, the transfers of Uncertificated Shares and any other matters in connection with, or affecting, the title to, or ownership in, Uncertificated Shares may be effected by means of the Electronic Register.

(e) The Electronic Register may be kept in such manner, and subject to such regulations, as the Board of Directors shall, subject to applicable law, prescribe or allow.

TRANSMISSION OF SHARES

35.
In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

36.
Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

37.
If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice of transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

38.
A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings or resolutions in writing by the members of the Company.

Provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

FORFEITURE OF SHARES

39.
If a member fails to pay any call or installment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

40.
The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

41.
If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time, thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

42.
A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

43.
A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of these shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of these shares.

44.
A statutory declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

45.
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

ALTERATION OF CAPITAL

46.
(a) The company may from time to time by resolution in accordance with the provisions of section 59A of the Law increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

(b) The company may by ordinary resolution:

i.  consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

ii.  subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to the provisions of section 60(1)(d) of the Law;

iii.  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

47.
The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to any incident authorised and under the regime and consents required and demanded by Law.

48.
Whenever as a result of an alteration of share capital, or if as a result of the Tender Offer Completion or similar arrangements, or for any other reason, at any time, any members would become entitled to fractions of shares of the Company, the Board of Directors may, make such arrangements as are considered reasonably necessary to deal with such fractions of shares, including without limitation, disposal and/or rounding of such fractions of shares.

49.
The Company may issue share warrants with respect to its fully paid shares that may provide that the bearer of the warrant shall have a right on the shares mentioned on it as well as and for the payment of future dividends for the shares included in such a warrant with coupons or otherwise. The Directors may, upon the issue of share warrants define the conditions and provisions according to which the share warrants shall be issued. The share warrants shall not be considered as contributory to the qualification to become a member of the Board of Directors.

POWER TO PURCHASE OWN SHARES

50.
Subject to and to the extent permitted by, the provisions of sections 57A to 57F (inclusive) of the Law, the Company may purchase or acquire its own shares either directly or through a person acting in his own name but on behalf of the Company.

GENERAL MEETINGS

51.
The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it; and not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. The annual general meeting shall be held at such time and place as the Directors shall appoint.

52.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

53.
The Directors may, whenever they think fit, convene an extraordinary general meeting. Extraordinary general meetings shall also be convened on requisition, or in default, may be convened by such requisitionists, as provided by and in accordance with section 126 of the Law. If at any time there are not within Cyprus sufficient Directors capable of acting to form a quorum, any Director may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

54.
An annual general meeting and a meeting called for the passing of a special resolution shall be called by twenty-one days notice at the least, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a special resolution shall be called by fourteen days' notice in writing at the least. If the Company is a listed Company in a regulated market there shall be a twenty-one days notice for all general meetings but in the case of a general meeting other than the annual general meeting or a meeting for the passing of a special resolution there shall be a fourteen days notice, provided the Company offers technical facilitation to the members in order to vote through electronic means accessible to all members holding voting rights in general meetings and a special resolution that shortens the notice period to fourteen days has been approved in the immediately preceding annual general meeting or at a general meeting conducted after that meeting. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall, in addition to the requirements of section 127A of the Law, where applicable, specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business and the right of every member entitled to attend and vote at the meeting, to appoint a proxy to attend and vote in place and in the absence of a member, and shall be given in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under the regulations of the Company, entitled to receive such notices from the Company:

Provided that a general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this regulation, be deemed to have been duly called if it is so agreed-

(a) in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote; and

(b) in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

(c) The provisions of sub-sections (a) and (b) above shall not apply if the Company is a listed Company on a regulated market.

The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

55.
All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the Directors and auditors, the re-election of Directors and the appointment of, and the fixing of the remuneration of, the auditors.

56.
No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; save as herein otherwise provided in the Articles, at least two members present in person or by proxy and entitled to vote shall be a quorum for all purposes provided however that if the Company shall have only one member, such member present in person or by proxy shall constitute the necessary quorum.

57.
If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand automatically adjourned for the same day in the following week, at the same time and place or to such other day and at such other time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

58.	All notices and other communications relating to a general meeting and which each member is entitled to receive shall also be given to the auditors of the Company.

59.
The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is not such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act the Directors present shall elect one of their number to be chairman of the meeting.

60.
If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.

61.
The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

62.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a) by the chairman; or

(b) by at least one member present in person or by proxy.

Unless a poll be so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

The demand for a poll may be withdrawn.

63.
Except as provided in regulation 64, if a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

64.
A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

65.
Pursuant and subject to the provisions of section 128B of the Law and provided the Company is listed in a regulated market, the Company may offer participation including a voting process, to its members in any general meeting by electronic means which shall be determined by the Board of Directors in accordance with the provisions of the Law.

VOTES OF MEMBERS

66.
Subject to any rights or restrictions for the time being attached to any class or classes of shares and subject also to any special provisions contained in these Articles, on a poll vote, every member shall have one vote for each share of which he is the holder.

67.
In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

68.
A member of unsound mind, or in respect of whom an order has been made by Court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by the administrator of his property, his committee, receiver, or other person in the nature of an administrator, committee, or receiver appointed by that Court, and any such administrator, committee, receiver, or other person may, on a poll, vote by proxy.

69.	No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares held in the Company have been paid.

70.
No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

71.	On a poll, votes may be given either personally or by proxy.

72.
Subject to the provision of section 130 of the Law each member shall be entitled to appoint one or more proxies to attend on the same occasion. Provided that the attendance on any occasion of the person first mentioned in the instrument of proxy shall preclude any other person named therein from attending in his capacity as proxy, and so on.

73.
The instrument appointing a proxy shall be in writing signed by the appointing member or of his attorney duly authorised in writing, or, if the appointing member is a corporation, either under seal, or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company.

74.
The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall, without prejudice to section 130(3) of the Law where applicable, be deposited at the Office before the time specified for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or be delivered at the place specified for that purpose in the notice convening the meeting in such manner and at such time as may be specified in such notice. In case a poll is to be taken at a time other than during the meeting at which such poll was demanded the instrument of proxy shall be deposited at the place specified for taking the poll at least fifteen minutes before the time appointed for taking the same. Any instrument of proxy not deposited or delivered in the manner and at the time specified herein or in accordance with the above provisions prescribed shall not be treated as valid.

75.	The instrument appointing a proxy shall be deemed to confer authority to agree to a meeting being called by shorter notice.

76.
A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the office before the commencement of the meeting or adjourned meeting at, which the proxy is used.

77.	The Chairman of a general meeting has no second or casting vote.

78.
If permitted by the notice convening the general meeting, the members can participate in the general meeting by electronic means, upon satisfaction of the conditions and formalities set out in the convening notice.

CORPORATIONS ACTING BY REPRESENTATIVES AT GENERAL MEETINGS

79.
Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any general meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

RESOLUTIONS IN WRITING BY THE MEMBERS

80.
Subject to the provisions of the Law, a resolution in writing signed, or approved by letter, telegram, facsimile or other mode of transmission of writing by members for the time being entitled to receive notice of and to attend and vote at General Meetings - or being corporations by their duly authorised representative, which collectively, carry, confer or otherwise represent at least 75% of the votes exercisable on the resolution, at a general meeting of the Company or separate meeting of the holders of shares of a class, shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. The signature of such members as aforesaid may be given on one and the same document or on more than one document provided that such signature is given under the text of the resolution proposed to be passed,

PROVIDED THAT at least 28 clear days' notice of the intention to propose the resolution accompanied by the resolution (in this regulation, the "Resolution Notice") is given to, or served on, ALL (and NOT some only of) the members entitled to receive the Resolution Notice and to vote on the accompanied resolution.

81.
The resolution shall take effect the date on which the last of the required signatures and approvals has been delivered to the Company; the certification by a Director or the Secretary of that date shall, in the absence of fraud, deceit or manifest error, be final and conclusive evidence of the fact:

PROVIDED THAT the authenticity of a signed or approved resolution received by the Company via fax or electronic mail shall be confirmed as soon as practically possible by the delivery of the original document at the Office; nevertheless the Company is entitled to rely on the printed copy of the fax or email and act pursuant to it notwithstanding that the original document has not been received or that it differs from that copy.

DIRECTORS

82.
(a) The minimum number of the Directors shall be no less than two and the maximum number shall be limited to seven, and subject to the Law, the minimum and/or maximum number of directors can be increased or decreased by ordinary resolution of the General Meeting, other than during the Interim Period A or Interim Period B. Save if the majority of the Directors is a resident of Cyprus, the majority of Directors may not be resident of the same jurisdiction.

(b) Subject to the provisions of sub-paragraphs (a) and (c) of the present regulation and without prejudice to the general meeting's ability to appoint Directors pursuant to regulation 83, the Directors have the right to appoint at any and from time to time any persons as Directors either to fill a vacant position or in addition to the existing Directors.

(c) Directors shall hold office for a period of one year from the date of their appointment or until the following Annual General Meeting of the Company (if their appointment was effected after the date of the previous Annual General Meeting pursuant to regulations 82 (b) or 83 whereby they shall be eligible at the following Annual General Meeting to re-election for subsequent one year terms). For the avoidance of doubt, this regulation 82(c) shall not apply during the Interim Period A or Interim Period B.

83.
Without prejudice to the power of the Directors under regulation 82(b) above, the general meeting may, by ordinary resolution appoint a Person who is willing to act as Director, to the office of Director either to fill a vacancy or as an additional Director.

84.
The remuneration of the Directors shall from time to time be determined by the Company in general meeting. In the absence of a determination to the contrary in general meeting, such remuneration shall be deemed to accrue from day to day. The Directors may also be paid all traveling, hotel and other expenses properly and reasonably incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meeting of the Company or in any other way submitted in connection with the business of the Company.

85.
It shall not be necessary for a Director to be registered holder of shares in the Company in order to be a Director, and in such case, he shall be entitled to receive notice and attend all the general meetings of the Company.

86.
A Director of the Company may be or become a Director or other officer of, or otherwise interested in any Company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other Company.

BORROWING POWERS

87.
The Directors may exercise all the powers of the Company to borrow or raise money, to charge or mortgage its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities as security for any debt, loss or obligation of the Company or of any third party.

POWERS AND DUTIES OF DIRECTORS

88.
The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers of the Company as are not, by the Law or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles, to the provisions of the Law and to such regulations, being not inconsistent with the present Articles or the provisions of the Law, as may be prescribed by the Company in a general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which could have been valid if that regulation had not been made.

89.
The Directors may from time to time and at any time by power of attorney appoint any company, firm or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of third persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

90.	The Company may exercise the powers conferred by section 36 of the Law with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

91.
The Company may exercise the powers conferred upon the Company by sections 114 to 117 (both inclusive) and 117A (if the Company is listed in a foreign market) of the Law with regard to the keeping of a register abroad, and the Directors may (subject to the provisions of those sections) make and vary such regulations as they may think fit regarding the keeping of any such register.

92.
A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with section 191 of the Law.

93.
Subject to applicable law, any Director or any Company or partnership which or of which any Director is a shareholder, partner or director may transact with the Company and share in the profits of any contract or arrangement with the Company as if he were not a Director and to personally gain any profit or benefit that may result as a consequence of such contract or arrangement. A Director may not vote on any subject in respect of any abovementioned contract or arrangement and if he does so vote, his vote shall not be counted and shall, also, he shall not be counted in the quorum present at the meeting of the Board of Directors.

94.
A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place.

95.
Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

96.
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

97.	The Directors shall cause minutes to be made in books maintained for such purpose concerning:

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c) of all resolutions and proceedings at all meetings of the Company, and of the Directors, and of committees of Directors and every Director present at any meeting of Directors or committee of Directors shall sign his name in a book to be kept for that purpose.

98.
The Directors may grant retirement pensions or annuities or other gratuities or allowances, including allowances on death, to any person or to the widow of or dependants of any person in respect of services rendered by him to the Company whether as Director or in any executive office or in any other office or employment under the Company or indirectly as an officer or employee of any subsidiary Company of the Company notwithstanding that he may be or may have been a Director of the Company and the Company may make payments towards insurances or trusts in respect of such person and may include rights in respect of such pensions, annuities and allowances in the terms or engagement of any such person, without being precluded from granting such retirement pensions or annuities or other gratuities or allowances including allowances of death not as a part and independently of the terms of any engagement but upon the retirement, resignation or death of any such person as the Board of Directors may decide. The Directors may also establish and maintain any employees' share scheme, share option or share incentive scheme approved by ordinary resolution whereby selected employees of the Company or of any Company which is a subsidiary of the Company are given the opportunity of acquiring shares in the capital of the Company.

99.
Each Director may at any time and from time to time by an instrument signed by him appoint any person, Director of the Company or not, to be an alternate director in his stead and for any period of time he may fix, and such alternate director shall during such period be entitled to attend and vote in any meeting of the Directors and he shall generally have and exercise all rights, powers and duties of the Director appointing him, provided always that the appointor Director may at any time revoke such appointment and in case of death or disability of the appointor Director or in case in which the latter ceases for any reason to be a Director the appointment shall be terminated ipso facto and shall be of not effect. If an alternate director is already a Director of the Company, he shall have a separate vote, as alternate director and shall be counted separately for the purposes of constituting a quorum.

100.
Any person acting as alternate director shall be deemed to be an officer of the Company and he shall be personally liable to it for his acts and omissions and his remuneration shall be paid out of the remuneration of the Director appointing him and shall consist of such part of such remuneration as it may be agreed between the appointor Director and his alternate.

DISQUALIFICATION OF DIRECTORS

101.	The office of Director (including an alternate director in the case of (a) – (d) inclusive) shall be vacated if the Director

(a) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(b) becomes prohibited from being a Director by reason of any order made under section 180 of the Law; or

(c) becomes of unsound mind; or

(d) resigns his office by notice in writing to the Company; or

(e) shall for more than six months have been absent without permission of the Directors from at least three consecutive meetings of the Directors duly convened and held without the Board's permission.

REMOVAL OF DIRECTORS

102.
Notwithstanding section 178 of the Law, the Company may, by ordinary resolution, remove any Director from office before the completion of his tenure notwithstanding anything in these Articles (subject to regulation 136), or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

PROCEEDINGS OF DIRECTORS

103.
The Directors may meet together for the execution of their business, adjourn and otherwise regulate their meetings as they deem fit. Issues arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman shall not have a second or casting vote. A Director may and the Secretary shall, on the requisition of a Director, at any time, summon a meeting of the Directors.

104.
The quorum necessary for the transaction of business of the Directors may be fixed by the Board and, unless so fixed at any other number shall be a majority of the Directors present in person or by telephone conference.

105.
The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the minimum number of Directors fixed by or pursuant to the Articles of the Company, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that minimum number or other greater number, always within the limits fixed by the Articles, or of summoning a general meeting of the Company, but for no other purpose.

106.
The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their number to chair the meeting.

107.
(A) The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit, subject to the relevant rules of any Stock Exchange (if applicable); any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

(B) Without prejudice to the generality of Article 106(A) and subject to the requirements of any applicable Stock Exchange, for so long as the Company has Listed Shares, the following committees shall be constituted by the Board of Directors:

(i) Audit and Risk Committee
(ii) Nomination Committee
(iii) Remuneration Committee

108.
Committees may meet and adjourn as they think proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall not have a second or casting vote.

109.
All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

RESOLUTIONS IN WRITING OR OTHERWISE BY THE DIRECTORS

110.
A resolution in writing, signed or approved by letter, cable, radiogram, or telefax or by any other means of transmission of written documents by all the Directors, or their alternates, shall be as valid and effective for all purposes as if the same had been passed at a meeting of the Directors duly convened and held and whenever the same is signed or approved in the manner above specified may consist of several papers each of which shall be signed or approved as above by one or more of the aforesaid persons.

111.
For the purpose of these Articles the contemporaneous linking together by telephone or other means of communication of a number of the Directors not less than a quorum, whether or not any one or more of the Directors is out of Cyprus, shall be deemed to constitute a meeting of the Directors and all the provisions in these articles as to meetings of the Directors shall apply to such meetings so long as the following conditions are met:

(a) all the Directors for the time being entitled to receive notice of a meeting of the Directors shall be entitled to notice of a meeting by telephone or other means of communication and to be linked by telephone or such other means for the purposes of such meeting. Notice of any such meeting may be given by telephone or other means of communication;

(b) each of the Directors taking part in the meeting must be able to hear each of the other Directors taking part at the commencement of the meeting;

(c) and a minute of the proceedings at any such meeting shall be sufficient evidence of such proceedings and of the observance of all necessary formalities, if signed by the chairman of the meeting.

SECRETARY

112.
The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as the Directors may think fit. The Directors may, if they so wish, appoint one or more persons to act as assistant secretary.

113.	No person shall be appointed or hold office as Secretary who is

(a) the sole Director of the Company; or

(b) a corporation the sole director of which is the sole Director of the Company; or

(c) the sole director of a corporation which is the sole Director of the Company.

114.
A provision of the Law or these Articles requiring or authorising a thing to be done by or to a director and the secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

THE SEAL

115.
(a) The seal of the Company shall only be used after the authorisation of the Directors and every instrument to which the seal shall be affixed shall be signed by two Directors or by one Director and by the Secretary.

(b) The Company may have an official seal, in addition to the aforesaid common seal, which shall be as provided by s. 36(1) of the Law and uses for the purposes as therein provided.

MEETING

116.
All the scheduled board meetings held each year shall in principle be physically held in Cyprus unless exceptionally another location is appropriate (e.g. in the context of a corporate event or where a board meeting is held in or close to one of the group's offices).

ELECTRONIC RECORDS

117.
The Directors may, to the extent not restricted or prohibited by Law and save as otherwise provided by the Articles, keep any of the minutes books and statutory registers of the Company in an electronic form.

DIVIDENDS AND RESERVE

118.	The Company may in a general meeting and subject to the provisions of section 169(A) of the Law declare dividends, but no dividend shall exceed the amount recommended by the Directors.

119.
Subject to the provisions of section 169(C) of the Law, the Directors may from time to time pay to the members such interim dividends as they might appear to the Directors to be justified by the profits of the Company.

120.	No dividend shall be paid otherwise than out of profits.

121.
The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be legally applied, and pending such application may, at the Directors' like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward for future use any profits which they may think prudent not to distribute.

122.
Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this regulation as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, or in case a unanimous decision of all the members of the Company to that effect is passed, such share shall rank for dividend accordingly.

123.
The Directors may deduct from any dividend payable to any member all sums of money, if any, presently payable by such member to the Company in relation to the shares of the Company and they may also deduct from any such dividends any other sums presently payable by such member to the Company for any reason.

124.
Any general meeting declaring a dividend or bonus may provide that payment of such dividend or bonus may be made wholly or partially by the distribution of specific assets and in particular, but without prejudice to the generality of the foregoing, with the distribution of paid up shares, debentures or debenture stock of any other Company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all members, and may vest any such specific assets in trustees as may seem expedient to the Directors.

125.
Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the Register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders.

126.	No dividend shall bear interest against the Company.

ACCOUNTS

127.	The Directors shall cause proper books of account to be kept in accordance with section 141 of the Law.

128.
The books of account shall be kept at the Office of the Company, or, subject to section 141(3) of the Law, at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

129.
The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

130.
The Directors shall cause to be prepared and to be presented before the general meeting of the Company and within the timeframes set by the Law, the documents set out in subsection (1) of section 152 of the Law.

131.
Copies of the documents mentioned in subsection (1) of section 152, shall not less than twenty-one days before the date of the meeting be sent to every member of, and every holder of debentures of the Company and to every person registered under regulation 37. Provided that this regulation shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

CAPITALISATION OF PROFITS

132.
The Company in a general meeting may upon the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution.

133.
Provided that a share premium account and a capital redemption reserve fund may, for the purposes of this regulation, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

134.
Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

AUDIT

135.	Auditors shall be appointed and their duties regulated in accordance with section 153 to 155 (both inclusive) of the Law.

INTERIM GOVERNANCE PROVISIONS

136.	This regulation 136 shall override any other provision of the Articles, and in the case of inconsistency between this regulation and any such other provision, this regulation shall prevail.

(A) As of the date of Tender Offer Completion and provided that at such date the Company holds less than 75% of the Euronav Shares (excluding any Euronav Shares held by Euronav unable to be tendered in the Tender Offer) and until the earlier of (i) completion of a Squeeze Out, (ii) Merger Completion or (iii) 30 months from the last Tender Offer Settlement ("Interim Period A") the following internal governance provisions shall apply:

(1) The number of Directors shall be limited to up to 7 members.

(2) For so long as the shareholding of Hemen in the Company is:

i. greater than or equal to 20% of the outstanding shares of the Company, it shall have the right, by notice in writing served on the Company at the Office, to nominate three Persons as non-independent Directors;

ii. lower than 20% of outstanding shares in the Company but greater than or equal to 15% of the outstanding shares of the Company it shall have the right, by notice in writing served on the Company at the Office, to nominate two Persons as non-independent Directors; and

iii. lower than 15% of the outstanding shares in the Company but greater than or equal to 7.5% of the outstanding shares of the Company (it shall have the right, by notice in writing served on the Company at the Office, to nominate one Person as a non-independent Director (the Directors nominated by Hemen, to be referred to as the "Hemen Members" and each, a "Hemen Member"). For the avoidance of doubt, Hemen shall have no nomination right if its shareholding in the Company is less than 7.5% of the outstanding shares of the Company, provided that if, upon commencement of Interim Period A or at any time thereafter there are more Hemen Members in the Board of Directors of the Company than as provided by the shareholding thresholds of subsection (A)(2) above, (the "Appointment Quota"), Hemen Members may be removed by Hemen by notice in writing to the Company at the Office, specifying which Hemen Member(s) is/are being removed from office in order to comply with the Appointment Quota. If Hemen fails to send such notice to the Company specifying the Hemen Member(s) it has chosen to remove within 5 business days of exceeding the Appointment Quota, the Hemen Member(s) that were appointed latest in time shall be disqualified and removed from office, until the number of Hemen Member(s) is compliant with the Appointment Quota.

(3) Three of the current independent directors of Euronav shall be nominated as independent Directors by notice in writing served on the Company at the Office (the "Euronav Members").

(4) One independent Director shall be nominated by Hemen and Euronav jointly by notice in writing served on the Company at the Office (the "Joint Member").

(5) The chairperson of the Board shall be the Joint Member who shall have no casting vote.

(6) (i) Unless such appointments have already been approved conditional upon the commencement of the Interim Period A, promptly upon commencement of Interim Period A, unless already provided to the Company, Hemen and Euronav shall jointly provide to the Nomination Committee (or the Board of Directors, if no Nomination Committee is constituted) a written list of the Persons they nominate to the position of Directors in accordance with the provisions of regulation 136(A)(1)-(4) hereinabove accompanied by a written confirmation of willingness to act signed by Persons so nominated. Upon review and approval of such list, the Nomination Committee shall forthwith recommend to the Board of Directors at such time to proceed with the appointment of the nominated Persons to the position of Directors, in accordance with the provisions of regulation 82(b). Hemen shall have the right to keep in office any Hemen Members already appointed prior to the commencement of Interim Period A subject to the provisions of regulation 136(A)(2) hereinabove, provided that the aforementioned list of nominees required to be provided to the Company is not required to include the names of Persons who are already in office as Directors upon the commencement of Interim Period A.

(ii) The office of Director shall be vacated if the Person who holds it is not a Person who is permitted to be nominated as a Director in accordance with the provisions of regulation 136 (A)(6)(i) and such Person shall immediately thereafter resign from their position and a resolution of the Board declaring that a Director has vacated office under this regulation shall be conclusive as to the fact.

(7) The Directors appointed or remaining in office as per the provisions of regulation 136 (A)(6) above shall hold office for a period of two years from commencement of the Interim Period A or until expiry of Interim Period A whichever is earlier and shall be eligible for re-election by the general meeting for further two year terms or until expiry of Interim Period A, whichever is earlier.

(8) In the event of vacancy on the Board, caused by disqualification, incapacity, removal, resignation or death or any other reason:

i. of any Hemen Member, Hemen shall have the right to nominate a new Hemen Member by notice in writing served on the Company at the Office, provided that the Appointment Quota is not exceeded;

ii. of any Euronav Member, the remaining Euronav Members shall have the right to nominate a new Euronav Member by notice in writing served on the Company at the Office;

iii. of the Joint Member - a new Joint Member shall be nominated, by the Board of Directors, by approval of the majority of the Directors in office at such time, provided there is positive vote of at least one Hemen Member, if any, and one Euronav Member.

(9) Subject to 126 (1)(A) the Joint Member may be removed and replaced at any time, by decision of the Board of Directors, by approval of the majority of the Directors in office at the relevant time, provided that there is positive vote of at least one Hemen Member, if any, and one Euronav Member.

(10) The Board of Directors shall constitute the following committees, consisting of the following persons:

i. Nomination Committee – 3 members consisting of 1 Euronav Member as Chairperson, the Joint Member and 1 Hemen Member.

ii. Audit and Risk Committee – 3 members consisting of 1 Euronav Member, the Joint Member as Chairperson and 1 Hemen Member.

iii. Remuneration Committee – 3 members consisting of 1 Euronav Member, the Joint Member as Chairperson and 1 Hemen Member

iv. The Chairperson of any of the above committees shall have no casting vote.

v. The majority of the scheduled meetings of each of the above committees held each year shall be physically held in Cyprus.

(B) As of the earlier of (i) Tender Offer Completion and provided that at such date the Company holds at least 75% of Euronav Shares (excluding any Euronav Shares held by Euronav unable to be tendered in the Tender Offer); (ii) completion of a Squeeze Out; or (iii) Merger Completion and for a period ending 54 months from (a) Tender Offer Completion or (b) Merger Completion if Merger Completion has taken place without a Tender Offer having been made ("Interim Period B") the following internal governance provisions shall apply:

(1) For so long as the shareholding of Hemen in the Company is:

(i) greater than or equal to 15% of the outstanding shares of the Company, it shall have the right, by notice in writing served on the Company at the Office, to nominate two Persons as non-independent Directors;

(ii) lower than 15% of the outstanding shares in the Company but greater than or equal to 7.5% of the outstanding shares of the Company it shall have the right, by notice in writing served on the Company at the Office, to nominate one Person as a non-independent Director (the Directors nominated by Hemen, to be referred to as the "Hemen Members" and each, a "Hemen Member"). For the avoidance of doubt, Hemen shall have no nomination right if its shareholding in the Company is less than 7.5% of the outstanding shares of the Company, provided that if, upon commencement of Interim Period B or at any time thereafter there are more Hemen Members in the Board of Directors of the Company than as provided by the shareholding thresholds of subsection (B)(1) above (the "Appointment Quota B"), Hemen Members may be removed by Hemen by notice in writing to the Company at the Office, specifying which Hemen Member(s) is/are being removed from office in order to comply with the Appointment Quota B. If Hemen fails to send such notice to the Company specifying the Hemen Member(s) it has chosen to remove within 5 business days of exceeding the Appointment Quota B, the Hemen Member(s) that were appointed latest in time shall be disqualified and removed from office, until the number of Hemen Member(s) is compliant with the Appointment Quota B.

(2) Two independent Directors shall be nominated by Hemen and Euronav jointly by notice in writing served on the Company at the Office (the "Joint Members").

(3) The Chairperson of the Board shall be one of the Joint Members, who shall have no casting vote.

Save for the provisions of sub-sections (1)-(3) of this regulation 136(B), all other provisions of regulation 136(A) (and thus for the avoidance of doubt excluding sub-sections (2), (4) and (5) therein) with respect to Interim Period A shall apply mutatis mutandis to Interim Period B, and for the avoidance of doubt, in such a case, references to Interim Period A, shall be construed as references to Interim Period B.

(C) Upon the earlier of: (i) expiry of Interim Period A, provided that Interim Period B will not commence upon such expiry in accordance with regulation 136(B), or (ii) expiry of Interim Period B, the provisions of regulations 136(A)-(B) shall automatically cease to have effect and shall be deemed deleted from these Articles.

NOTICES

137.
A notice may be given by the Company to any member either personally or by sending it by post or by electronic mail or by other means of transmission of written documents to him or to his registered address, or (if he has no registered address within Cyprus) to the address or electronic address supplied by him to the Company for the giving of notice to him. Where a notice is sent by post, service of the notice shall be deemed to be effected if contained in an envelope, duly addressed and duly stamped and posted by double registered letter and shall be deemed to have been received in the case of a notice of a meeting at the expiration of 72 hours after posting and in any other case at the time at which the letter would be delivered in the ordinary course of post. Where notice is sent by electronic mail it shall be deemed to have been effected by the transmission of the electronic mail to the proper electronic address, and to have been delivered on the same day of such communication or transmission.

138.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

139.
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within or out of Cyprus supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

140.	Notice of every general meeting shall be given in any manner hereinbefore described to:

(a) every member except those members who (having no registered address within Cyprus) have not supplied to the Company an address within or outside Cyprus for the giving of notices to them;

(b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member where the member but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c) the auditor for the time being of the Company.

141.	No other person shall be entitled to receive notices of general meetings.

WINDING UP

142.
If the Company shall be wound up the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Law, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

143.
The Directors, Managing Directors, Managers, Agents, Auditors, Secretary and other Officers or servants for the time being of the Company, and the Trustees (if any) for the time being acting in relation to any of the affairs of the Company and every of them, and every of their heirs and executors, shall, subject to the Law, be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages, and expenses, which they are any of them, their or any of their heirs or executors shall or may incur or sustain by reason of any contract entered into or any act done, concurred in, or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful act, neglect or default respectively, and none of them shall be answerable for the acts, receipts, neglects, or defaults, of the other or others of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for any bankers, brokers, or other persons into whose hands any money or assets of the Company may come, or for insufficiency or deficiency of or defect of title of the Company to any security upon which any moneys of or belonging to the Company shall be placed out or invested, or for any loss, misfortune or damage resulting from any such cause as aforesaid, or which may happen in the execution of their respective offices or trusts, or in relation thereto, except the same shall happen by or through their own willful act or default respectively.